UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-b(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Lord Abbett Global Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Global Income Fund Proxy Vote
Questions and Answers

Q. What are the proposed changes to the Global Income Fund?

Four key changes are proposed:

1.              Investment objective:  Right now, the Fund seeks high current income (dividends) consistent with reasonable risk, with capital appreciation (an increase in the price of the security itself) as a secondary consideration. The Fund proposes to seek high total return (from both income and capital appreciation).

2.              Investment strategy:  The Fund currently focuses on both domestic and foreign bonds with high credit ratings. The Fund proposes to change its focus to developing markets by investing directly in the currencies of those markets and by investing in fixed-income instruments denominated in those currencies. Many of these investments may have below investment-grade credit ratings and are sometimes called junk bonds. They may have the potential for higher income for shareholders, but also carry greater risk.

3.              New name:  The Lord Abbett Global Income Fund would be renamed the Lord Abbett Developing Local Markets Fund.

4.              New benchmark:  The current benchmark, the Lehman Brothers Global Aggregate Bond Index, would be replaced by the JPMorgan Emerging Local Markets Index Plus (ELMI+). This index tracks total returns for local currency-denominated money market instruments in 25 emerging markets.

The changes to the Fund’s investment strategy, name, and benchmark are contingent upon shareholder approval of the change to the investment objective.

Q. Why are these changes being proposed?

Since the Fund was launched in 1988, the world has changed dramatically. Developing markets are now assuming increasingly prominent roles in the global economy. Many of them are growing significantly faster than markets in developed countries or regions such as the United States, Western Europe, and Japan. The Fund, as currently structured, is not suited to take advantage of these new market realities. By repositioning it, we believe the Fund can better seek increases in capital appreciation and potentially higher investment yields.

Q. What about dividends and yields?

As of December 31, 2006, the Fund had an average current yield of 4.5% and an average credit quality rating of AA+. If its investment objective and strategy changes, the Fund could invest more of its assets in securities with lower-quality credit ratings. Although there are no guarantees, this may increase income (dividends) and investment yields, but does present greater risk.

Q. What about fees?

Lord Abbett does not expect fees to change as a result of these alterations.

Q. How can I cast my vote?

You can vote your Fund shares in any of four ways:

•                  On the Internet using the Web address shown on your proxy card

•                  By phone, with a toll-free call to the telephone number listed on your proxy card

•                  By mail: Proxy Services, Lord Abbett Global Income Fund, PO Box 9173, Farmingdale, NY 11735-9850, using the enclosed proxy ballot and postage-paid return envelope

•                  At the shareholder meeting: May 21, 2007, at 11:00 a.m., at 90 Hudson Street, Jersey City, NJ 07302-3973

IMPORTANT CHANGES TO YOUR
Lord Abbett
Global Income Fund
REQUIRING YOUR APPROVAL

Vote Your Shares

YOUR VOTE MATTERS!

Valued Shareholder:

We’ re proposing changes to your Lord Abbett Global Income Fund that require your approval.

Watch your mailbox for your proxy materials. In the next few days, you’ll receive all the details, which will include:

☑ A Proxy Statement
☑ A Proxy Ballot
☑ A Question & Answer Summary on Proposed Changes

Upon receiving your proxy materials, please read them carefully. You can vote via the Internet, by phone, by mail, or in person.

Your vote is very important— so please be sure to vote your shares.

It is a privilege to manage the Fund on your behalf. We appreciate your confidence in Lord Abbett.

Lord, Abbett & Co. LLC 90 Hudson Street
Jersey City, NJ 07302-3973
www.lordabbett.com